UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2023

Stronghold Digital Mining, Inc.
(Exact Name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-40931	86-2759890
(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(845) 579-5992
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting of Stockholders of Stronghold Digital Mining, Inc. (the “Company”) held on June 15, 2023 (the “Annual Meeting”), management proposals 1 and 2 were approved. The proposals below are described in detail in the Company’s proxy statement for the Annual Meeting, dated April 28, 2023.

The final voting results are as follows:

1. The election of seven directors for a one-year term expiring in 2024:

Name of Director	For	Withheld	Broker Non-Votes
Gregory A. Beard	37,756,281	212,359	14,173,748
Matthew J. Smith	37,672,501	296,139	14,173,748
Thomas R. Trowbridge, IV	37,474,709	493,931	14,173,748
Indira Agarwal	37,462,892	505,748	14,173,748
Thomas Doherty	37,691,553	277,087	14,173,748
Sarah P. James	36,976,828	991,812	14,173,748
Thomas J. Pacchia	37,693,820	274,820	14,173,748

2.The ratification of Urish Popeck & Co., LLC as our independent registered public accounting firm for the 2023 fiscal year.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
50,413,845	1,668,595	59,948	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGHOLD DIGITAL MINING, INC.

Date: June 22, 2023	By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Chief Executive Officer and Chairman